ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND
GLOBAL RESEARCH GROWTH PORTFOLIO

FORMER POLICIES
CURRENT POLICIES

Investment Objective:
Fundamental:
The Portfolio's investment objective is to seek long-term growth of capital. Non-fundamental:
The Portfolio's investment objective is to seek long-term growth of capital.

Fundamental Investment Policies:
The Portfolio may not invest 25% or more of its total assets in the same industry, except that this restriction does not apply to securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities.
The Portfolio may not concentrate investments in an industry, as concentration may be defined under the 1940 Act or the rules and regulations thereunder (as such statute, rules or regulations may be amended from time to time) or by guidance regarding, interpretations of, or exemptive orders under, the 1940 Act or the rules or regulations thereunder published by appropriate regulatory authorities.
The Portfolio may not make loans to other persons except that the Portfolio may (i) lend its portfolio securities in accordance with its investment policies in amounts up to 33-1/3% of its total assets taken at market value,
(ii) purchase money market securities and enter into repurchase agreements, and (iii) acquire publicly distributed or privately placed debt securities and purchase debt.
The Portfolio may not make loans except through (i) the purchase of debt obligations in accordance with its investment objectives and policies;
(ii) the lending of portfolio securities; (iii) the use of repurchase agreements; or (iv) the making of loans to affiliated funds as permitted under the 1940 Act, the rules and regulations thereunder (as such statutes, rule or regulations may be amended from time to time), or by guidance regarding, and interpretations of, or exemptive orders under, the 1940 Act. The Portfolio may not with respect to 75% of its assets (i) have more than 5% of its assets invested in any one issuer and (ii) own more than 10% of the outstanding voting securities of any one issuer.
The Portfolio is diversified.
The Portfolio may not purchase the securities of any one issuer, other than the U.S. Government and its agencies or instrumentalities, if immediately after and as a result of such purchase (a) the value of the holdings of the Portfolio in the securities of such issuer exceeds 25% of the value of the Portfolio's total assets, or (b) the Portfolio owns more than 25% of the outstanding securities of any one class of securities of such issuer.
Policy eliminated.  See above.
The Portfolio may not mortgage, pledge or hypothecate or otherwise encumber its assets, except as may be necessary in connection with permissible borrowings mentioned in investment restriction (g) [borrowing policy] listed below.
Policy eliminated.
The Portfolio may not purchase the securities of any other investment company or investment trust, except when such purchase is part of a merger, consolidation or acquisition of assets.









Related non-fundamental policy:
Under the 1940 Act, the Portfolio may invest not more than 10% of its total assets in securities of other investment companies. In addition, under the 1940 Act each Portfolio may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of each Portfolio's total assets may be invested in the securities of any investment company.
Fundamental policy eliminated.

New non-fundamental policy:
The Portfolio may invest in the securities of other investment companies, including exchange-traded funds, to the extent permitted under the 1940 Act or the rules and regulations thereunder (as such statute, rules or regulations may be amended from time to time) or by guidance regarding, interpretations of, or exemptive orders under, the 1940 Act or the rules or regulations thereunder published by appropriate regulatory authorities.

Related non-fundamental policy eliminated.
The Portfolio may not issue senior securities or borrow money, except as permitted by the 1940 Act and the regulations and interpretations thereunder.












Related non-fundamental policy:
Under the 1940 Act, the Portfolio is not permitted to borrow unless immediately after such borrowing there is "asset coverage," as that term is defined and used in the 1940 Act, of at least 300% for all borrowings of the Portfolio. In addition, under the 1940 Act, in the event asset coverage falls below 300%, a Portfolio must within three days reduce the amount of its borrowing to such an extent that the asset coverage of its borrowings is at least 300%.
The Portfolio may not issue any senior security (as that term is defined in the 1940 Act) or borrow money, except to the extent permitted by the 1940 Act or the rules and regulations thereunder (as such statute, rules or regulations may be amended from time to time) or by guidance regarding, or interpretations of, or exemptive orders under, the 1940 Act or the rules or regulations thereunder published by appropriate regulatory authorities.
For the purposes of this restriction, margin and collateral arrangements, including, for example, with respect to permitted borrowings, options, futures contracts, options on futures contracts and other derivatives such as swaps are not deemed to involve the issuance of a senior security.

Related non-fundamental policy eliminated.
The Portfolio may not purchase or sell real estate unless acquired as a result of the ownership of securities or other instruments; provided that this restriction shall not prohibit the Portfolio from investing in securities or other instruments backed by real estate or in securities of companies engaged in the real estate business.
The Fund may not purchase or sell real estate except that it may dispose of real estate acquired as a result of the ownership of securities or other instruments. This restriction does not prohibit the Fund from investing in securities or other instruments backed by real estate or in securities of companies engaged in the real estate business.
The Portfolio may not purchase or sell physical commodities unless acquired as a result of the ownership of securities or instruments; provided that this restriction shall not prohibit the Portfolio from (i) engaging in permissible options and futures transactions and forward foreign currency contracts in accordance with the Portfolio's investment policies, or (ii) investing in securities of any kind.
The Portfolio may not purchase or sell commodities regulated by the Commodity Futures Trading Commission under the Commodity Exchange Act or commodities contracts except for futures contracts and options on futures contracts.
The Portfolio may not act as an underwriter of securities, except that the Portfolio may acquire restricted securities or securities in private placements under circumstances in which, if such securities were sold, the Portfolio might be deemed to be an underwriter within the meaning of the Securities Act.
The Portfolio may not act as an underwriter of securities, except that a Portfolio may acquire restricted securities under circumstances in which, if such securities were sold, the Portfolio might be deemed to be an underwriter for purposes of the Securities Act of 1933, as amended
(the "Securities Act").

Non-fundamental Investment Policies:
The Portfolio may invest up to 10% of its net assets in illiquid securities. The Portfolio will limit its investment in illiquid securities to no more than 15% of net assets or such other amount permitted by guidance regarding the 1940 Act.
The Portfolio will limit its investments in standby commitments so that the aggregate purchase price of the securities subject to the commitments does not exceed 20% of its assets.
Policy eliminated.
The Portfolio will not lend portfolio securities in excess of 33-1/3% of the value of its total assets (including collateral).
The Portfolio may lend portfolio securities to the extent permitted under the 1940 Act or the rules and regulations thereunder (as such statute, rules or regulations may be amended from time to time) or by guidance regarding, interpretations of, or exemptive orders under, the 1940 Act.
The Portfolio will not write put options unless adequate liquid assets are set aside until the expiration of the put option to cover the aggregate exercise price of the securities to be acquired by the Portfolio pursuant to the put option. The Portfolio will only write call options if such writing does not result in a short position. The Portfolio will maintain the underlying securities until the expiration date of the call option granted by the Portfolio. However, the Portfolio may dispose of the underlying securities in declining markets as long as the market is sufficiently liquid to enable the Portfolio to cover its position at any time and the aggregate of the exercise prices payable under the call options written are not greater than 25% of the Portfolio's net assets.
Policy eliminated.
The Portfolio will not purchase or sell any option, unless the option is quoted on a stock exchange or dealt in on a regulated market, and provided that immediately after its acquisition, the aggregate of the acquisition prices of all options held by the Portfolio (in terms or premiums paid) is not greater than 15% of the Portfolio's net assets.
Policy eliminated.
The aggregate acquisition cost (in terms of premiums paid) of all options on securities and such options on interest rate futures and other financial instruments purchased by the Portfolio for purposes other than hedging, shall not exceed 15% of the Portfolio's net assets.
Policy eliminated.

The Portfolio may not purchase securities on margin, except (i) as otherwise provided under rules adopted by the SEC under the 1940 Act or by guidance regarding the 1940 Act, or interpretations thereof, and (ii) that the Portfolio may obtain such short-term credits as are necessary for the clearance of portfolio transactions, and the Portfolio may make margin payments in connection with futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments.


SK 00250 0073 695914















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